Exhibit 99.1

FOR IMMEDIATE RELEASE
May 24, 2004

Novell Reports Financial Results For Second Fiscal Quarter 2004

WALTHAM, Massachusetts – May 24, 2004 — Novell, Inc. (NASDAQ:NOVL) today announced financial results for its second fiscal quarter ended April 30, 2004. For the quarter, Novell reported revenues of $294 million, compared to revenues of $276 million for the second fiscal quarter 2003. Net income in the second fiscal quarter 2004 was $10 million. After consideration of a $26 million deemed dividend related to the beneficial conversion feature of preferred stock and related preferred stock cash dividends associated with IBM's investment in Novell, the net loss available to common shareholders was $0.04 loss per share. This compared to a net loss of $29 million, or $0.08 loss per share, for the second fiscal quarter 2003.

On a non-GAAP basis, adjusted net income for the second fiscal quarter 2004 was $14 million, or $0.03 per share, which excludes the effect of the preferred stock deemed dividend of $26 million, restructuring charges of $5 million, investment impairments of $1 million and a $2 million gain on a sale of property, plant and equipment. This compares to a non-GAAP adjusted net loss for the second fiscal quarter 2003 of $7 million, or $0.02 loss per share, which excludes primarily $25 million in charges from adjustments to facility-related restructuring and merger liabilities, and impaired investments. Full details on Novell’s reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial schedules that are a part of this release.

For the first six months of fiscal 2004, Novell reported revenue of $561 million and net income of $21 million. After considering the impact of the preferred stock deemed and cash dividends, the net loss available to common shareholders in this period was $0.01 loss per share. For the first six months of fiscal 2003, the company reported revenue of $536 million and a net loss of $41 million, or $0.11 loss per share.

“In the quarter, Novell showed continued improvement in its financial performance during what is still a challenging market environment for the IT industry,” said Jack L. Messman, Novell chairman, president and chief executive officer. “We are encouraged that NetWare®-related revenue in the quarter declined only 2% from the year ago period, or a 5% decline after adjusting for foreign currency effects. This figure compares to the prior year's decline rate in NetWare-related revenue of 12%, after adjusting for foreign currency effects. We believe this slowing of the rate of NetWare-related revenue decline reflects a favorable response from our customers to our Linux* strategy.”

In the second fiscal quarter 2004, foreign currency exchange rates positively impacted total revenue by approximately $12 million and had a negative impact on net income of less than $1 million year over year. Also in the quarter, G&A expenses were lower due to a reduction of $5 million in legal reserves relating to favorable developments in current litigation matters.

On the balance sheet, cash and short-term investments were $636 million at the end of the second fiscal quarter 2004, compared with $605 million at the end of the prior quarter. This increase in cash and short-term investments includes the $50 million preferred stock investment by IBM and negative cash flow from operations of $28 million, which was due primarily to an increase in current accounts receivable. Days sales outstanding (DSO) in accounts receivable increased to 67 days at the end of the second fiscal quarter 2004, up from 60 days in the prior quarter. Deferred revenues were $296 million at the end of the second fiscal quarter 2004, up $29 million or 11% year over year.

A summary of Novell’s vision, mission and strategy can be accessed on the Novell Web site at: www.novell.com/company/ir/qresults.

Conference call notification and Web access detail

A live Webcast of a Novell conference call to discuss the quarter will be broadcast at 5PM EDT May 24, 2004, from Novell’s Investor Relations Web page: http://www.novell.com/company/ir/qresults/. The domestic conference call dial-in number is 888-323-5254, password “Novell”, and the international dial-in number is +1-773-756-4625, password “Novell”.

The call will be archived on the Web site approximately 15 minutes after its conclusion, and will be available for telephone playback through midnight, June 7. The domestic toll-free replay number is 800-216-3035, and the international replay number is +1-402-220-3757.

A copy of this press release is posted on Novell's Web site at: http://www.novell.com/company/ir/qresults/.

Legal notice regarding forward looking statements

This press release includes statements that are not historical in nature and that may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits and synergies of the company’s brands and strategies, future opportunities and the growth of the market for open source solutions. You should be aware that Novell’s actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell’s ability to integrate acquired operations and employees, Novell’s success in executing its Linux strategies, Novell’s ability to deliver on its one Net vision of the Internet, Novell’s ability to take a competitive position in the Linux industry, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand and the other factors described in Novell ‘s Annual Report on Form 10-K for the 2003 fiscal year. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Novell

Novell, Inc. is a leading provider of information solutions that deliver secure identity management (Novell® Nsure™), Web application development (Novell exteNd™) and cross-platform networking services (Novell Nterprise™), all supported by strategic consulting and professional services (Novell NgageSM). Active in the open source community with its Ximian® and SUSE® LINUX brands, Novell provides a full range of Linux products and services for the enterprise from the desktop to the server. Novell’s vision of one Net – a world without information boundaries – helps customers realize the value of their information securely and economically. For more information, call Novell’s Customer Response Center at (888) 321-4CRC (4272) or visit http://www.novell.com. Press should visit http://www.novell.com/pressroom.

_________________

Novell, NetWare and Ximian are registered trademarks; exteNd, Nsure and Nterprise are trademarks; and Ngage is a service mark of Novell, Inc. in the United States and other countries. SUSE is a registered trademark of SUSE AG, a Novell company. *All third-party trademarks are the property of their respective owners.

Press Contact:

Bruce Lowry
Novell, Inc.
Phone: 415-591-6523
E-Mail: blowry@novell.com

Investor Relations Contact:

Bill Smith
Novell, Inc.
Phone: 800-317-3195
E-Mail: wsmith@novell.com

                                     Novell, Inc.
                  Consolidated Unaudited Condensed Statements of Operations
                         (In thousands, except per share data)

                                                Fiscal Quarter Ended                        Fiscal Year-to-Date
                                         -----------------------------------        -------------------------------------
                                          Apr 30, 2004        Apr 30, 2003           Apr 30, 2004         Apr 30, 2003
                                         ---------------     ---------------        ---------------      ----------------
Net revenue
   New software licenses                       $ 60,306            $ 64,465              $ 115,075             $ 125,503
   Maintenance and services                     233,250             211,502                445,588               410,435
                                         ---------------     ---------------        ---------------      ----------------
Total net revenue                               293,556             275,967                560,663               535,938
                                         ---------------     ---------------        ---------------      ----------------

Cost of revenue
   New software licenses                          6,087               5,962                 11,008                11,184
   Maintenance and services                     100,355             102,809                190,310               195,151
                                         ---------------     ---------------        ---------------      ----------------
Total cost of revenue                           106,442             108,771                201,318               206,335
                                         ---------------     ---------------        ---------------      ----------------

Gross profit                                    187,114             167,196                359,345               329,603
                                         ---------------     ---------------        ---------------      ----------------

Operating expenses
    Sales and marketing                          93,646             101,737                175,415               200,042
    Product development                          52,031              48,354                102,230                91,276
    General and administrative                   24,215              30,939                 50,472                58,284
    Restructuring                                 4,737               8,675                  4,737                 8,675
    Gain on sale of long-lived asset             (1,977)                  -                 (1,977)                    -
                                         ---------------     ---------------        ---------------      ----------------
Total operating expenses                        172,652             189,705                330,877               358,277
                                         ---------------     ---------------        ---------------      ----------------

Income (loss) from operations                    14,462             (22,509)                28,468               (28,674)

Other income (expense), net                         375             (12,475)                 2,852               (18,664)
                                         ---------------     ---------------        ---------------      ----------------

Income (loss) before taxes                       14,837             (34,984)                31,320               (47,338)

Income tax expense (benefit)                      4,454              (6,372)                10,802                (6,838)
                                         ---------------     ---------------        ---------------      ----------------

Net income (loss)                                10,383             (28,612)                20,518               (40,500)

Deemed dividend related to beneficial
   conversion feature of preferred stock        (25,680)                  -                (25,680)                    -

Preferred stock dividends                          (102)                  -                   (102)                    -
                                         ---------------     ---------------        ---------------      ----------------

Net loss available to
   common shareholders                        $ (15,399)          $ (28,612)              $ (5,264)            $ (40,500)
                                         ===============     ===============        ===============      ================

Net loss per common share:
    Basic                                       $ (0.04)            $ (0.08)               $ (0.01)              $ (0.11)
    Diluted                                     $ (0.04)            $ (0.08)               $ (0.01)              $ (0.11)

Weighted average shares:
    Basic                                       384,528             368,746                382,317               368,411
    Diluted                                     384,528             368,746                382,317               368,411

Certain reclassifications, none of which affect net income, have been made to the prior period amounts in order to conform to the current year's presentation.

                       Novell, Inc.
      Consolidated Unaudited Condensed Balance Sheets
                      (In thousands)

ASSETS                                                       Apr 30, 2004               Oct 31, 2003
                                                           ------------------         ------------------

Current assets
    Cash and short-term investments                                $ 636,134                  $ 751,852
    Receivables, net                                                 214,731                    232,492
    Prepaid expenses                                                  28,732                     23,005
    Other current assets                                              28,389                     23,204
                                                           ------------------         ------------------
Total current assets                                                 907,986                  1,030,553

Property, plant and equipment, net                                   248,448                    255,526
Long-term investments                                                 52,936                     50,948
Goodwill                                                             401,969                    213,300
Intangible assets, net                                                50,057                     10,800
Other assets                                                           6,298                      6,526
                                                           ------------------         ------------------

Total assets                                                      $1,667,694                 $1,567,653
                                                           ==================         ==================

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable                                                $ 53,405                   $ 50,258
    Accrued compensation                                             100,816                    101,164
    Other accrued liabilities                                        102,606                    117,073
    Income taxes payable                                              37,911                     35,493
    Deferred revenue                                                 296,115                    322,470
                                                           ------------------         ------------------
Total current liabilities                                            590,853                    626,458

Deferred income taxes                                                 16,458                          -
                                                           ------------------         ------------------

Total liabilities                                                    607,311                    626,458

Minority interests                                                     6,712                      6,725

Preferred stock                                                       50,000                          -

Stockholders' equity                                               1,003,671                    934,470
                                                           ------------------         ------------------

Total liabilities and stockholders' equity                        $1,667,694                 $1,567,653
                                                           ==================         ==================

Certain reclassifications, none of which affect net income, have been made to the prior period amounts in order to conform to the current year's presentation.

                             Novell, Inc.
          Consolidated Unaudited Condensed Statements of Cash Flows
                            (In thousands)

                                                            Fiscal Quarter Ended                  Fiscal Year-to-Date
                                                       -------------------------------       -------------------------------
                                                        Apr 30, 2004     Apr 30, 2003         Apr 30, 2004     Apr 30, 2003
                                                       --------------   --------------       --------------   --------------

Cash flows from operating activities:
    Net income (loss)                                       $ 10,383        $ (28,612)            $ 20,518        $ (40,500)
    Adjustments to reconcile net income (loss)
    to net cash (used) provided by operating activities:
      Gain on sale of fixed assets                            (1,977)               -               (1,977)            (365)
      Depreciation and amortization                           10,940           17,732               27,092           34,984
      Loss on impaired investments                               750           13,723                1,896           24,523
      Changes in assets and liabilities                      (48,380)         (29,205)             (44,792)         (22,129)
                                                       --------------   --------------       --------------   --------------

    Net cash (used) provided by operating activities         (28,284)         (26,362)               2,737           (3,487)
                                                       --------------   --------------       --------------   --------------

Cash flows from financing activities:
     Issuance of common stock, net                            20,558            5,900               49,051            7,047
     Issuance of preferred stock                              50,000                -               50,000                -
     Payment of preferred stock dividend                        (102)               -                 (102)               -
                                                       --------------   --------------       --------------   --------------

    Net cash provided by financing activities                 70,456            5,900               98,949            7,047
                                                       --------------   --------------       --------------   --------------

Cash flows from investing activities:
    Expenditures for property, plant and equipment            (6,547)          (7,925)             (12,013)         (21,777)
    Proceeds from the sale of property, plant and equipment    1,977                -                1,977              785
    Short-term investment activity                           (45,213)          93,849                   53          (72,802)
    Cash paid for SUSE LINUX                                       -                -             (211,468)               -
    Cash received from SUSE LINUX                                  -                -               11,170                -
    Other                                                     (4,758)          (2,760)              (4,865)             771
                                                       --------------   --------------       --------------   --------------

    Net cash (used) provided by investing activities         (54,541)          83,164             (215,146)         (93,023)
                                                       --------------   --------------       --------------   --------------

(Decrease) increase in cash and cash equivalents             (12,369)          62,702             (113,460)         (89,463)

Cash and cash equivalents - beginning of period              265,841          311,822              366,932          463,987
                                                       --------------   --------------       --------------   --------------

Cash and cash equivalents - end of period                    253,472          374,524              253,472          374,524

Short-term investments - end of period                       382,662          251,873              382,662          251,873
                                                       --------------   --------------       --------------   --------------

Cash and short-term investments - end of period            $ 636,134        $ 626,397            $ 636,134        $ 626,397
                                                       ==============   ==============       ==============   ==============

Certain reclassifications, none of which affect net income, have been made to the prior period amounts in order to conform to the current year's presentation.

                                    Novell, Inc.
                     Unaudited Non-GAAP Adjusted Earnings Information
                         (In thousands, except per share data)

                                                         GAAP                            Non-GAAP
                                                       As Reported      Adjustments      Adjusted
                                                     ------------------------------------------------

Fiscal quarter ended April 30, 2004
Net revenue                                              $ 293,556             $ -         $ 293,556
Gross profit                                               187,114               -           187,114
Income (loss) from operations                               14,462           2,929  (a)       17,391
Income (loss) before taxes                                  14,837           3,679  (b)       18,516
Net income (loss)                                           10,383           3,408  (c)       13,791
Net income (loss) available to common shareholders         (15,399)         29,190  (d)       13,791
Diluted net income (loss) per common share                 $ (0.04)         $ 0.07  (d)       $ 0.03

Fiscal quarter ended January 31, 2004
Net revenue                                              $ 267,107             $ -         $ 267,107
Gross profit                                               172,231               -           172,231
Income (loss) from operations                               14,006               -            14,006
Income (loss) before taxes                                  16,483           1,145  (e)       17,628
Net income (loss)                                           10,135           1,145  (e)       11,280
Diluted net income (loss) per common share                  $ 0.03          $ 0.00  (e)       $ 0.03

Fiscal quarter ended April 30, 2003
Net revenue                                              $ 275,967             $ -         $ 275,967
Gross profit                                               167,196               -           167,196
Income (loss) from operations                              (22,509)         10,792  (f)      (11,717)
Income (loss) before taxes                                 (34,984)         25,265  (g)       (9,719)
Net income (loss)                                          (28,612)         21,809  (h)       (6,803)
Diluted net income (loss) per common share                 $ (0.08)         $ 0.06  (h)      $ (0.02)

Footnotes related to adjustments:

(a) Reflects restructuring charges of $4.7 million, a gain on the sale of a long-lived asset of $2.0 million and integration costs related to SUSE of $0.2 million.

(b) Reflects the items in footnote (a) and investment write-downs of $0.8 million.

(c) Reflects the items in footnotes (a) and (b), and the necessary related tax adjustments.

(d) Reflects the items in footnote (a), (b) and (c), the beneficial conversion feature of $25.7 million and preferred stock dividends of $0.1 million.

(e) Reflects investment write-downs of $1.1 million.

(f) Reflects adjustments to prior restructuring reserves of $8.7 million and merger reserves of $2.1 million.

(g) Reflects the items in footnote (f), investment write-downs of $13.7 million and a loss from the acquisition of minority interest shares of $0.8 million.

(h) Reflects the items in footnotes (f) and (g), and the necessary related tax adjustments.

                               Novell, Inc.
          Consolidated Unaudited Condensed Statements of Operations
                       (In thousands, except per share data)

                                                                                                                          Fiscal Year                                                                     Trailing Four
                                       Q2 2003         %          Q3 2003          %          Q4 2003%              2003         %            Q1 2004       %           Q2 2004         %          Quarters        %
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------
Net revenue
   New software licenses                 $ 64,465       23.4         $ 69,255       24.5         $ 70,498      24.6        $ 265,256       24.0        $  54,769      20.5         $ 60,306       20.5        $ 254,828      22.5
   Maintenance and services               211,502       76.6          213,554       75.5          216,251      75.4          840,240       76.0          212,338      79.5          233,250       79.5          875,393      77.5
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------

Total net revenue                         275,967      100.0          282,809      100.0          286,749     100.0        1,105,496      100.0          267,107     100.0          293,556      100.0        1,130,221     100.0
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------
Cost of revenue
   New software licenses                    5,962        2.2            5,886        2.1            5,140       1.8           22,210        2.0            4,922       1.8            6,087        2.1           22,034       1.9
   Maintenance and services               102,809       37.3          101,591       35.9           96,197      33.5          392,939       35.5           89,954      33.7          100,355       34.2          388,098      34.3
   Intangible asset impairments                 -          -           23,569        8.3                -         -           23,569        2.1                -         -                -          -           23,569       2.1
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------
Total cost of revenue                     108,771       39.4          131,046       46.3          101,337      35.3          438,718       39.7           94,876      35.5          106,442       36.3          433,701      38.4
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------

Gross profit                              167,196       60.6          151,763       53.7          185,412      64.7          666,778       60.3          172,231      64.5          187,114       63.7          696,520      61.6
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------
Operating expenses
    Sales and marketing                   101,737       36.9           92,470       32.7           88,314      30.8          380,826       34.4           81,769      30.6           93,646       31.9          356,199      31.5
    Product development                    48,354       17.5           48,178       17.0           44,304      15.5          183,758       16.6           50,199      18.8           52,031       17.7          194,712      17.2
    General and administrative             30,939       11.2           28,379       10.0           24,300       8.5          110,963       10.0           26,257       9.8           24,215        8.2          103,151       9.1
    Restructuring                           8,675        3.1           26,350        9.3            8,042       2.8           43,067        3.9                -         -            4,737        1.6           39,129       3.5
    Purchased in-process R&D                    -          -                -          -              920       0.3              920        0.1                -         -                -          -              920       0.1
    Gain on Sale of long-lived asset            -          -          (24,934)      (8.8)               -         -          (24,934)      (2.3)               -         -           (1,977)      (0.7)         (26,911)     (2.4)
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------

Total operating expenses                  189,705       68.7          170,443       60.3          165,880      57.8          694,600       62.8          158,225      59.2          172,652       58.8          667,200      59.0
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------

Income (loss) from operations             (22,509)      (8.2)         (18,680)      (6.6)          19,532       6.8          (27,822)      (2.5)          14,006       5.2           14,462        4.9           29,320       2.6

Other income (expense)
    Investment income                     (10,459)      (3.8)          (5,016)      (1.8)             913       0.3          (21,702)      (2.0)           3,512       1.3            2,464        0.8            1,873       0.2
    Other, net                             (2,016)      (0.7)             (66)      (0.0)          (4,355)     (1.5)          (5,486)      (0.5)          (1,035)     (0.4)          (2,089)      (0.7)          (7,545)     (0.7)
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------

Other income (expense), net               (12,475)      (4.5)          (5,082)      (1.8)          (3,442)     (1.2)         (27,188)      (2.5)           2,477       0.9              375        0.1           (5,672)     (0.5)

Income (loss) before taxes                (34,984)     (12.7)         (23,762)      (8.4)          16,090       5.6          (55,010)      (5.0)          16,483       6.2           14,837        5.1           23,648       2.1

Income tax expense (benefit)               (6,372)      (2.3)         (11,362)      (4.0)         125,094      43.6          106,894        9.7            6,348       2.4            4,454        1.5          124,534      11.0
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------

Net income (loss)                         (28,612)     (10.4)         (12,400)      (4.4)        (109,004)    (38.0)        (161,904)     (14.6)          10,135       3.8           10,383        3.5         (100,886)     (8.9)

Beneficial conversion feature                   -          -                -          -                -         -                -          -                -         -          (25,680)      (8.7)         (25,680)     (2.3)
Preferred stock dividends                       -          -                -          -                -         -                -          -                -         -             (102)      (0.0)            (102)     (0.0)
                                    -------------- ----------  --------------- ----------  --------------- ---------   --------------  ---------   -------------- ---------   -------------- ----------   -------------- ---------

Net income (loss) available to
common shareholders                     $ (28,612)     (10.4)       $ (12,400)      (4.4)      $ (109,004)    (38.0)      $ (161,904)     (14.6)        $ 10,135       3.8        $ (15,399)      (5.2)       $ (126,668)    (11.2)

                                    ============== ==========  =============== ==========  =============== =========   ==============  =========   ============== =========   ============== ==========   ============== =========

Net income (loss) per common share:
   Basic                                  $ (0.08)                    $ (0.03)                    $ (0.29)                   $ (0.44)                    $  0.03                    $ (0.04)                    $ (0.34)
   Diluted                                $ (0.08)                    $ (0.03)                    $ (0.29)                   $ (0.44)                    $  0.03                    $ (0.04)                    $ (0.33)

Weighted average shares:
   Basic                                  368,746                     371,484                     373,876                    370,545                     380,106                    384,528                     377,499
   Diluted                                368,746                     371,484                     373,876                    370,545                     392,111                    384,528                     380,500

Certain reclassifications, none of which affect net income, have been made to the prior period amounts in order to conform to the current year's presentation.

                                    Novell, Inc.
             Unaudited Trended Revenue by Solution, Business Category and Segment
                                   (In thousands)

                                                                                                   Fiscal Year                                              Trailing Four
Revenue by solution                      Q2 2003     %      Q3 2003     %       Q4 2003%        2003      %        Q1 2004    %       Q2 2004     %      Quarters     %
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------

IT software and solutions

Identity management & web services       $ 22,352    8.1    $ 26,099     9.2    $ 25,623    8.9     $ 96,977    8.8     $ 22,472   8.4     $ 24,051    8.2      $ 98,245    8.7

Cross platform services
Management & collaboration                 61,003   22.1      63,178    22.3      64,148   22.4      243,071   22.0       60,912  22.8       61,046   20.8       249,284   22.1
Services platforms & storage               81,328   29.5      81,417    28.8      82,691   28.8      326,788   29.6       75,627  28.3       90,214   30.7       329,949   29.2
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------
Total cross platform services             142,331   51.6     144,595    51.1     146,839   51.2      569,859   51.5      136,539  51.1      151,260   51.5       579,233   51.2
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------

Total software licenses & maintenance     164,683   59.7     170,694    60.4     172,462   60.1      666,836   60.3      159,011  59.5      175,311   59.7       677,478   59.9

Worldwide services *                       74,401   27.0      75,576    26.7      76,926   26.8      299,331   27.1       70,763  26.5       76,452   26.0       299,717   26.5
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------

Total IT software and solutions           239,084   86.6     246,270    87.1     249,388   87.0      966,167   87.4      229,774  86.0      251,763   85.8       977,195   86.5

Celerant management consulting             36,883   13.4      36,539    12.9      37,361   13.0      139,329   12.6       37,333  14.0       41,793   14.2       153,026   13.5
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------

Total net revenue                       $ 275,967  100.0   $ 282,809   100.0   $ 286,749  100.0   $ 1,105,496 100.0    $ 267,107 100.0    $ 293,556  100.0    $1,130,221  100.0
                                        ========== ======  ========== =======  ========== ======  ==================  =================  =========== ======  ===================

*  includes consulting, technical services, and training

Revenue by business category

New software licenses                    $ 64,465   23.4    $ 69,255    24.5    $ 70,498   24.6    $ 265,256   24.0     $ 54,769  20.5     $ 60,306   20.5     $ 254,828   22.5
Maintenance and services                  211,502   76.6     213,554    75.5     216,251   75.4      840,240   76.0      212,338  79.5      233,250   79.5       875,393   77.5
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------

Total net revenue                       $ 275,967  100.0   $ 282,809   100.0   $ 286,749  100.0   $ 1,105,496 100.0    $ 267,107 100.0    $ 293,556  100.0    $1,130,221  100.0
                                        ========== ======  ========== =======  ========== ======  ==================  =================  =========== ======  ===================

Revenue by segment

       North America                    $ 124,167   45.0   $ 129,188    45.7   $ 129,068   45.0    $ 508,360   46.0    $ 115,760  43.3    $ 124,816   42.5     $ 498,832   44.1
       Latin America                        5,335    1.9       6,447     2.3       5,516    1.9       23,202    2.1        5,788   2.2        5,363    1.8        23,114    2.0
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------
Americas                                  129,502   46.9     135,635    48.0     134,584   46.9      531,562   48.1      121,548  45.5      130,178   44.3       521,945   46.2

EMEA                                       88,674   32.1      87,400    30.9      90,304   31.5      348,105   31.5       87,851  32.9       99,016   33.7       364,571   32.3
Asia Pacific                               20,908    7.6      23,235     8.2      24,500    8.5       86,500    7.8       20,375   7.6       22,569    7.7        90,679    8.0
Celerant management consulting             36,883   13.4      36,539    12.9      37,361   13.0      139,329   12.6       37,333  14.0       41,793   14.2       153,026   13.5
                                        ---------- ------  ---------- -------  ---------- ------  ------------------  -----------------  ----------- ------  -------------------

Total net revenue                       $ 275,967  100.0   $ 282,809   100.0   $ 286,749  100.0   $ 1,105,496 100.0    $ 267,107 100.0    $ 293,556  100.0    $1,130,221  100.0
                                        ========== ======  ========== =======  ========== ======  ==================  =================  =========== ======  ===================

Certain reclassifications have been made to the prior period amounts in order to conform to the current year's presentation.